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Exhibit 10.1

FOURTH AMENDMENT TO
DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT

        FOURTH AMENDMENT TO DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT, dated as of April 4, 2005 (this "Amendment"), by and among Ultimate Electronics, Inc., a Delaware corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("Parent"), Ultimate Intangibles Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("Intangibles"), Ultimate Leasing Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("Leasing"), Fast Trak Inc., a Minnesota corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("Fast Trak"), Ultimate Electronics Partners Corp., a Colorado corporation and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("Electronics Partners"), Ultimate Electronics Leasing LP, a Texas limited partnership and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("Electronics Leasing"), and Ultimate Electronics Texas LP, a Texas limited partnership and a debtor and debtor in possession under Chapter 11 of the Bankruptcy Code ("Electronics Texas" and together with Parent, Intangibles, Leasing, Fast Trak, Electronics Partners and Electronics Leasing, the "Borrowers"), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") and Wells Fargo Retail Finance, LLC, a Delaware limited liability company, in its capacity as agent (hereinafter in such capacity, the "Agent"), for itself and the other Lenders, with National City Business Credit, Inc., as documentation agent (the "Documentation Agent"), and General Electric Capital Corporation, as syndication agent (the "Syndication Agent").

        WHEREAS, the Borrowers, the Lenders, and the Agent are parties to that certain Debtor In Possession Loan and Security Agreement dated as of January 14, 2005 (as amended by the First Amendment to Debtor In Possession Loan and Security Agreement, dated as of January 28, 2005, the Second Amendment to Debtor In Possession Loan and Security Agreement, dated as of March 7, 2005, and the Waiver and Third Amendment to Debtor In Possession Loan and Security Agreement, dated as of March 16, 2005, as the same may be amended, amended and restated or otherwise modified and in effect from time to time, the "Loan Agreement"); and

        WHEREAS, the Borrowers, the Lenders, and the Agent have agreed to modify certain terms and conditions of the Loan Agreement as specifically set forth in this Amendment;

        NOW THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        §1. Defined Terms.    Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

        §2. Amendment to Section 7.29(c) of the Loan Agreement.    Section 7.29 of the Loan Agreement is hereby amended by restating paragraph (c) in its entirety as follows:

          "(c) not later than April 6, 2005, a stalking horse agency agreement for all retail locations proposed to be closed in connection with the Final Plan;"

        §3. Conditions to Effectiveness.    This Amendment shall be deemed to be effective on the date hereof upon the receipt of an original counterpart signature, duly executed and delivered by the Borrowers and the Required Revolving Credit Lenders (or by Agent at the written request of the Required Revolving Credit Lenders).

        §4. Representations and Warranties.    Each of the Borrowers hereby represents and warrants to the Lenders as follows:

          (a)   Ratification, Etc. Except as expressly amended hereby, the Loan Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

          (b)   Authority, Etc. The execution and delivery by each of the Borrowers of this Amendment and the performance by each of the Borrowers of all of their agreements and obligations under the Loan Agreement as amended and the other Loan Documents hereby are within the corporate, limited partnership and limited liability company authority of each of the Borrowers and have been duly authorized by all necessary corporate, limited partnership and limited liability company action on the part of the Borrowers.

          (c)   Enforceability of Obligations. This Amendment and the Loan Agreement as amended and the other Loan Documents hereby constitute the legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        §5. No Other Waivers or Amendments.    Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. No waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such waiver or agreement, nor shall anything contained herein be deemed to imply any willingness of the Agent or the Lenders to agree to, or otherwise prejudice any rights of the Agent or the Lenders with respect to, any similar waivers or agreements that may be requested for any future period and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit the Borrowers to take any other action which is prohibited by the terms of the Loan Agreement and the other Loan Documents. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of any Lender or the Borrowers under the Loan Agreement or the other Loan Documents.

        §6. Expenses.    All costs and expenses incurred or sustained by the Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not this Amendment is consummated.

        §7. Execution in Counterparts; Delivery by Facsimile.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument. Delivery of a counterpart signature page hereof by facsimile shall be deemed an original signature page.

        §8. Miscellaneous.    THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE APPLICATION OF THE BANKRUPTCY CODE IS MANDATORY. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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FOURTH AMENDMENT TO DEBTOR IN POSSESSION LOAN AND SECURITY AGREEMENT